Exhibit 2.2                                        AMENDMENT TO
                                             ASSET PURCHASE AGREEMENT



     This AMENDMENT TO ASSET PURCHASE AGREEMENT (the "AMENDMENT") is entered into this 14th day of May, 1996, by and among French Fragrances, Inc., a Florida corporation (the "Buyer"), and Fragrance Marketing Group, Inc., a Florida corporation (the "Seller"), and Rene Garcia and Jose Miguel Norona, the sole shareholders of the Seller (collectively, the "Shareholders"), and amends that certain Asset Purchase Agreement (the "Purchase Agreement") among the Seller, the Buyer and the Shareholders dated April 17, 1996. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

     WHEREAS, the parties entered into the Purchase Agreement, and, pursuant to
Section 14.2 thereof, desire to amend the Purchase Agreement;

     NOW, THEREFORE, in consideration of the covenants and promises contained herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.        The Purchase Agreement is hereby amended as follows:

               (a) Exhibit C to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

               (b) Exhibit E to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit E attached hereto.

               (c) Section 2.1(a)(d) of the Purchase Agreement is deleted in its entirety and replaced with the following:

               "(d) a warrant exercisable for 1,075,000 shares of the Buyer's common stock, par value $0.01 per share (the "Warrant Stock"), in the form of Exhibit E hereto (the "Warrant" and collectively with the Cash Purchase Price, Inventory Purchase Price, Debenture Price, the "Purchase Price"); provided that, the Seller hereby authorizes and directs the Buyer that the Warrant be issued to the Seller for 1,064,250 shares of Warrant Stock and that a Warrant in the form of Exhibit E be issued to David Alfin for 10,750 shares of Warrant Stock and which additional Warrant and Warrant Stock shall be subject to the same terms and conditions contained in this Agreement, as amended, as are applicable to the Seller's Warrant and the shares issuable upon exercise of the Seller's Warrant, including, without limitation, the provisions of Section 12.5, "Offset; Security Interest", on a pro rata basis with the Seller's Warrant, and treated for all purposes as if they were the Seller's Warrant, and upon exercise, Warrant Stock under, this Agreement, as amended.

               (d) The first sentence of Section 5.4 of the Purchase Agreement is deleted in its entirety and replaced with the following:

               "The authorized capital stock of the Buyer consists of 50,000,000 shares of Common Stock, par value $0.01 per share, of which 9,641,290 shares are issued and outstanding; and 20,000 shares of Series A Preferred Stock, par value $.01 per share, all of which are issued and outstanding; 350,000 shares of Series B Convertible Preferred Stock, par value $.01 per share, all of which are issued and outstanding; 571,429 shares of Series C Convertible Preferred Stock, par value $.01 per share, all of which are issued and outstanding; and 4,428,571 shares of Serial Preferred Stock, par value $.01 per share, none of which is issued and outstanding."

               (e) Section 9.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

               "Section 9.3 OPINION OF COUNSEL. The Buyer shall have received an opinion dated the Closing Date from Stroock & Stroock & Lavan, counsel to the Seller, in the form attached hereto as Exhibit H, and, a separate opinion of Stroock & Stroock & Lavan with respect to the assignment or other transfer of any of the Debentures as contemplated by the Seller, in form and substance satisfactory to the Buyer and its counsel, in connection with any such issuance, assignment or other transfer of any of the Debentures permitted by the terms hereof or thereof."

               (f) Section 13.1(a) of the Purchase Agreement is amended by deleting the first sentence of the paragraph commencing after subsection (iii) of Section 13.1(a) and replacing it with the following:

               "Notwithstanding the foregoing, the parties acknowledge and agree that (A) the Seller's affiliates' continued operation of C&C Beauty Supply, Inc., a Florida corporation ("C&C") or General Perfumes & Cosmetics, Inc, a Florida corporation ("GPC"), solely as currently conducted, or any merger or combination between or among any of the Seller, C&C or GPC, shall not be a violation of the provisions of this Section 13.1(a)(i), provided that, under no circumstances shall C&C, GPC or any such other entity (x) seek or enter into any exclusive distributorship or licensing agreements with respect to any perfume or fragrance products now or hereafter being manufactured, marketed or distributed by the Buyer during such five-year period or with respect to which the Buyer is in active negotiations, or (y) otherwise breach or violate the provisions of this Section 13.(a)(ii) or (iii); and
               (B) the Seller's affiliates' continued operation of PMG and FMG solely in connection with its arrangements with Versace Profumi USA, Ltd. and affiliates thereof, as in effect from time-to-time, shall not be a violation of the provisions of this Section 13.1(a)(i) or (iii).

     2. Pursuant to Section 3.1 of the Purchase Agreement, the parties hereby agree that the Closing Date is the date hereof and the Closing Time for all purposes of the Purchase Agreement shall be as of 11:59 p.m. on May 13, 1996.

     3. The Purchase Agreement is hereby amended to provide that all of the Seller's Inventory of Versace products shall not constitute a part of the Subject Assets.

     4. Schedule 1.1(b) to the Purchase Agreement is hereby amended to delete that certain computer lease agreement; and Schedule 1.1(k) to the Purchase Agreement is hereby amended to delete the Mark "Ombre Rose" and "Prestige Marketing Group" therefrom.

     5. Schedule 10.4 to the Purchase Agreement is deleted in its entirety and replaced with the attached Schedule 10.4.

     6. The Buyer hereby waives the provisions of Section 9.12 of the Purchase Agreement and agrees that the Versace Contract and PMG Mark shall not constitute part of the Subject Assets.

     7. The parties acknowledge and agree that, pursuant to Section 2.1(b) of the Purchase Agreement, the principal amount of Debenture III is reduced to $100,034.00, and is subject to further adjustment as provided in the Purchase Agreement. The parties further acknowledge that such reduction is based upon the Closing Acquisition Balance Sheet delivered by the Seller as of even date herewith and dated as of May 10, 1996, and that nothing contained herein shall be deemed to waive, nor do any of the parties waive, any rights that the parties may have under the Purchase Agreement, including, without limitation, those relating to the Acquisition Audit.

     8. (a) Except as amended hereby, the Purchase Agreement remains in full force and effect in accordance with its terms and conditions and is reaffirmed for all purposes.

               (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.

               (c) This Amendment shall be shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in Florida, without regard to conflicts of law principles thereunder.

               (d) This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, assigns, heirs, beneficiaries, estates, executors and personal representatives.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                         FRENCH FRAGRANCES, INC.



                         By: /s/ E. SCOTT BEATTIE
                            ----------------------------------------
                            Name: E. Scott Beattie
                            Title: Vice Chairman



                         FRAGRANCE MARKETING GROUP, INC.


                         By: /s/ RENE GARCIA
                            ----------------------------------------
                            Name: Rene Garcia
                            Title: President

                            /s/ RENE GARCIA
                            -----------------------------------------
                            Rene Garcia

                            /s/ JOSE MIGUEL NORONA
                            ------------------------------------------
                            Jose Miguel Norona

                                                             FMG WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT (1) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE OR OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE OR OTHER SECURITIES LAWS BUT ONLY UPON THE HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NUMBER OF SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT IS SUBJECT TO REDUCTION PURSUANT TO CERTAIN OFFSET RIGHTS SET FORTH IN AN ASSET PURCHASE AGREEMENT, DATED AS OF APRIL 17, 1996, BY AND AMONG FRENCH FRAGRANCES, INC., FRAGRANCE MARKETING GROUP, INC. ("FMG"), RENE GARCIA AND JOSE MIGUEL NORONA, AS AMENDED (THE "AGREEMENT"), WHICH ARE INCORPORATED BY REFERENCE HEREIN, AND, IN ADDITION, THIS WARRANT MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED PRIOR TO MAY 13, 1997.

                                     WARRANT

                   To Subscribe for and Purchase Common Stock
                                       of

                             FRENCH FRAGRANCES, INC.

         THIS CERTIFIES THAT, for value received, FRAGRANCE MARKETING GROUP, INC., a Florida corporation with its principal business office at 7445 N.W. 12th Street, Miami, Florida 33126 ("FMG"), or its assigns, is entitled to subscribe for and purchase from FRENCH FRAGRANCES, INC., a corporation organized and existing under the laws of the State of Florida with its principal business office at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014 (the "Company"), at the Exercise Price (as defined below) and during the Exercise Period (as set forth in Section I below), 1,064,250 fully paid and nonassessable shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), subject to the terms, conditions and adjustments contained herein.

         The warrant purchase price (subject to adjustment as set forth in Section V below) shall be $7.50 per share (the "Exercise Price").

         This Warrant is subject to the following provisions, terms and conditions:

         SECTION I. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised by the holder hereof in whole at any time or in part from time to time, during the period commencing on July 13, 1997 and expiring at 5:00 p.m., New York time on January 13, 2002 (the "Exercise Period").

          No fractional shares of Common Stock will be issued under this Warrant. The holder hereof may exercise this Warrant by surrendering it (properly endorsed) at the offices of the Company set forth above (or at such other location which the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation), and by payment to the Company of the Exercise Price in cash or by official bank or certified check in next day funds for each share of Common Stock being purchased. In the event of any exercise of the rights represented by this Warrant and subject to the provisions of Section VII hereof, certificates for the shares of Common Stock so purchased, registered in the name of the person entitled to receive the same, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share of Common Stock), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificates for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price and any applicable taxes was made, irrespective of the date of delivery of such certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Upon the exercise of this Warrant, each certificate issued representing the shares of Common Stock underlying this Warrant shall bear a transfer legend to the same effect as set forth above if in the reasonable opinion of counsel to the Company such legend is legally required or advisable.

         SECTION II. COVENANTS AS TO COMMON STOCK. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully-paid and non-assessable. The Company covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon the exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant at the time of exercise.

         SECTION III. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

         SECTION IV. TRANSFER OF WARRANT AND THE SHARES. Subject to compliance with applicable federal, state and foreign securities laws and with the terms of this Warrant, including, without limitation, the restrictive legend set forth on the first page hereof, this Warrant and the Shares are transferable, in whole or in part, at the agency or office of the Company referred to above, by the holder hereof, in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Notwithstanding the foregoing, the parties acknowledge and agree that if the holder of this Warrant after the whole or partial exercise thereof proposes to sell all or part of the Shares (such portion, the "Offered Shares"), in a privately negotiated transaction, it may do so only pursuant to a bona fide offer (a "Private Sale"), and in the event of a proposed Private Sale, then the holder of the Shares shall first deliver to the Company a written notice of intention to sell setting forth (a) the number of Offered Shares, (b) the intended transferee, and (c) the sale price. The Company shall have the right and option (the "Right of First Refusal"), for a period of 10 business days after its receipt of the notice of intention to sell, to accept the offer as to all, but not less than all, of the Offered Shares at the purchase price set forth in the notice of intention to sell. Such acceptance shall be made by delivering a written notice of acceptance which is to be received by the holder hereof within the 10 business day period. The closing on the purchase by the Company of the Offered Shares shall be made at the offices of the Company on a mutually satisfactory business day within 10 business days after the holder's receipt of the Company's written notice of acceptance. If a written notice of acceptance to the holder hereof is not received within the 10 business day period, the Offered Shares may be sold to the intended transferee in accordance with the terms of the intended transferee's bona fide offer. The Shares issued upon exercise of this Warrant shall bear the following restrictive legend:

         "The sale, assignment and/or transfer of the shares represented by this certificate is restricted by the terms of the Warrant to Subscribe for and Purchase Common Stock, dated May 13, 1996 (the "Warrant"), pursuant to which the shares were issued. A copy of the Warrant is available for inspection during normal business hours at the principal executive office of this corporation."

         Notwithstanding the Right of First Refusal, but subject to compliance with applicable federal, state and foreign securities laws and with the terms of this Warrant, including, without limitation, the restrictive legend set forth on the first page hereof, all or any portion of this Warrant and the Shares may be transferred, sold or assigned by the holder hereof on and after May 13, 1997,
(a) if such holder is a corporation, to its shareholders, or (b) if such holder is a natural person, to such holder's spouse or children, or to a trust established for the benefit of such spouse, children or the holder, provided, however, that any such transferee shall thereafter be bound by the terms and provisions of this Warrant, including, without limitation, the Right of First Refusal.

         SECTION V. ADJUSTMENT OF EXERCISE PRICE. The Exercise Price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (a) Except (i) in the case of Common Stock issued as a dividend or other distribution payable in respect of Common Stock, (ii) upon the exercise of a Convertible Security (as hereinafter defined) or any right or option to purchase Common Stock or Convertible Securities of the Company issued as a dividend or other distribution payable in respect of Common Stock, (iii) upon the exercise of the Company's Series B Convertible Preferred Stock, $.01 par value per share ("Series B Preferred"), and the Company's Series C Convertible Preferred Stock, $.01 par value per share ("Series C Preferred"), (iv) in the case of the issuance or sale of any shares of Common Stock, stock options, warrants or other rights to employee, officers and directors of the Company pursuant to any employee benefit or pension plan, or (v) in the case of an underwritten public offering of Common Stock consummated on or before October 30, 1996, in the event the Company shall at any time issue or sell any shares of Common Stock without consideration or for a consideration per share less than the lesser of the market price per share or the Exercise Price in effect immediately prior to the time of such issue or sale, the Exercise Price shall be reduced concurrently with such issue or sale, to an amount calculated by:

                  (A) dividing a sum equal to (1) the total number of shares of Common Stock outstanding at the date of this Warrant, multiplied by the Exercise Price at the date of adjustment, plus (2) the aggregate of the amounts of all consideration received by the Company upon the issuance of Additional Shares of Common Stock, by

                  (B) the sum of (x) the total number of shares of Common Stock outstanding at the date of this Warrant, and
                           (y) the number of Additional Shares of Common Stock which shall have been issued.

For purposes of this Section V(a), "Additional Shares of Common Stock" shall mean any and all shares of Common Stock issued or sold by the Company subsequent to the date of this Warrant other than as described in Section V(a)(i) through
(v). A "Convertible Security" shall refer to any obligations or shares of capital stock of the Company that are convertible into or exchangeable for Common Stock. The "market price" per share of Common Stock shall mean, if the Common Stock is traded on a securities exchange or the Nasdaq National Market System, the closing price of the Common Stock on such exchange or the Nasdaq National Market System, or if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which the "market price" is determined. If the Common Stock is not traded on the over-the-counter market, the market price shall be deemed to be the fair value thereof determined by the Board of Directors of the Company.

         (b) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or issue a dividend or distribution payable in shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be reduced to a price determined by dividing (i) the number of shares of Common Stock outstanding immediately prior to such subdivision or distribution, multiplied by the Exercise Price per share in effect immediately prior to such subdivision or distribution by (ii) the number of shares of Common Stock outstanding immediately after such subdivision or distribution.

         (c) In case the Company shall at any time combine its outstanding shares of Common Stock into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be increased to a price determined by dividing (i) the number of shares of Common Stock outstanding immediately prior to such combination, multiplied by the Exercise Price per share in effect immediately prior to such combination by (ii) the number of shares of Common Stock outstanding immediately after such combination.

         (e) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

         Upon any adjustment of the Exercise Price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant which shall be as set forth above, which notice shall state the Exercise Price resulting from such adjustment setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         SECTION VI. REGISTRATION RIGHTS. The holder of this Warrant and of the Common Stock issuable upon the exercise hereof shall be entitled to the registration rights set forth in Exhibit "A" attached hereto and incorporated herein by this reference.

         SECTION VII. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company whether or not the allegedly lost, stole, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         SECTION VIII. INVESTMENT PURPOSE. If the Company in its good faith discretion determines that as a matter of law such procedure is or may be desirable, it may require a holder of this Warrant, upon any acquisition of Common Stock pursuant to the exercise of this Warrant and as a condition to the Company's obligation to deliver certificates representing such shares, to execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that such the holder's acquisition of shares of Common Stock pursuant to the exercise hereof shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the availability of such exemption. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares of Common Stock issued to the holder pursuant to the exercise hereof.

         SECTION IX.       MISCELLANEOUS.

                  (a) Neither this Warrant nor any term hereof may be changed, waived, discharged, or terminated except by a written instrument executed by the parties hereto.

                  (b) This Warrant shall be governed and interpreted and enforced in accordance with the internal laws of the State of Florida, without regard to principles of conflicts of laws thereof.

                  (c) Each provision of this Warrant shall be interpreted in such a manner as to be effective, valid and enforceable under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Warrant in such jurisdiction or any provision hereof in any other jurisdiction.

                  (d) Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (i) the registered holder hereof at the address set forth above for FMG or to such other address of the holder as shown on the books of the Company, or (ii) the Company at its principal office and addressed to the attention of Oscar E. Marina, Vice President and General Counsel. The holder and the Company may each designate a different address by written notice to the other.

                  (e) This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the holder hereof.

                  (f) Except as otherwise specifically provided herein, the holder hereof shall pay its own expenses incident to the performance or enforcement of this Warrant, including all fees and expenses of its counsel for all activities of counsel undertaken pursuant hereto.

         IN WITNESS WHEREOF, FRENCH FRAGRANCES, INC., has caused this Warrant to be executed by its duly authorized officer as of May 14, 1996.

                             FRENCH FRAGRANCES, INC.

                             By:
                                -------------------------------------
                                Name:
                                Title:

                               FORM OF ASSIGNMENT

                  [To be signed only upon transfer of Warrant]

         For value received, the undersigned hereby sells, as signs and transfers unto ___________, the rights represented by the within Warrant to purchase _______ shares of Common Stock, $.01 par value per share, of FRENCH FRAGRANCES, INC., to which the within Warrant relates, and appoints _________________________ attorney to transfer such right on the books of FRENCH FRAGRANCES, INC. with full power of substitution in the premises.

Date:___________________           _______________________________
                                   (Signature)

                                   _______________________________
                                   _______________________________
                                    (Address)

Signed in the presence of:

__________________________

                              FORM OF SUBSCRIPTION

                  [To be signed only upon transfer of Warrant]

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________________ shares of Common Stock, $.01 par value per share, of FRENCH FRAGRANCES, INC. and herewith tenders payment of $_______________ in full payment of the purchase price for such shares, and requests that the certificates for such shares be issued in the name of, and be delivered to _____________________________________, whose address is
____________________________________________.


Date:______________________        __________________________________
                                   (Signature)

                                   __________________________________
                                   __________________________________
                                    (Address)

Signed in the presence of:

______________________________________

                                                          EXHIBIT A TO WARRANT


                               REGISTRATION RIGHTS


     1. DEMAND REGISTRATION OF REGISTRABLE SHARES BY COMPANY. At any time commencing on July 13, 1997 and expiring January 13, 2002 (the "Demand Period"), upon the written request (the "Request") of the Holders of 50% or more of the Registrable Shares, the Company will:

     (a) promptly give written notice of the proposed registration to all other Holders; and

     (b) as soon as practicable and subject to the provisions of Section 3 hereof, use its best efforts to effect the registration for resale under the Securities Act of 1933, as amended (the "Securities Act") of the Registrable Shares specified in the Request, together with all or such portion of the Registrable Shares of any other Holder joining in such Request as are specified in a written request received by the Company within 20 days after the written notice of the Company is mailed or delivered;

PROVIDED, that:

               (i) if, in the sole opinion of the Company's counsel, the Company is eligible to use a registration statement on Form S-3, the Company shall file a registration statement on Form S-3 with respect to such Registrable Shares within 60 days of the Request and shall use its best efforts to effect the registration of the Registrable Shares on such form such that the Registrable Shares may be sold during the Effectiveness Period (as defined in Section 3(a) hereof) by the Shareholders on a delayed or continuous basis in accordance with Rule 415 under the Securities Act;

               (ii) if, in the good faith judgment of the of the Board of Directors of the Company, such registration would have a materially adverse effect on the Company at such time and the Board of Directors of the Company concludes in its sole discretion, that as a result it is in the best interest of the Company to defer the filing of such registration statement at such time, and the Company shall furnish to such Holders a certificate signed by an executive officer of the Company certifying thereto, then the Company shall have the right to defer such filing for the period during which such registration would have such materially adverse effect, PROVIDED that (A) the Company may not defer the filing for a period of more than 120 days after receipt of the Request, (B) the Company shall not defer its obligation in this manner more than once in any twelve-month period, and (C) if the period of deferral ends after the last day of the Demand Period, then the Demand Period shall be extended by the number of days of such deferral period;

               (iii) the Company shall be entitled to include in such registration statement (A) securities of the Company held by any other security holder or (B) securities of the Company to be sold by the Company for its own account; except that to the extent that in the reasonable opinion of the managing underwriter, if the offering is to be underwritten, such inclusion would materially adversely affect the marketing or the selling price of the Registrable Shares to be sold by the Holders pursuant to their intended plan of distribution, then the aggregate amount of securities to be offered by the Company or such other security holder shall be reduced pro rata so as to permit the offering of all of the Registrable Shares requested by the Holder without such adverse effect; and

               (iv) the Company shall not be obligated to take any action to effect a registration requested by a Holder pursuant to this Section 1 (A) after the Company has effected one such registration pursuant to this Section (counting for these purposes only registrations which have been declared or ordered effective and

                                                           EXHIBIT A TO WARRANT

registrations which have been withdrawn by the Holders where such Holders participating in the registration have not elected to bear the registration expenses of the Company set forth in Section 3(k) herein), or (B) within 120 days after the effective date of a Company initiated registration involving a registration of an underwritten offering of equity or debt securities convertible into equity securities of the Company, in which the Holders had the right pursuant to Section 2 to register Registrable Shares.

     2. INCIDENTAL REGISTRATION OF REGISTRABLE SHARES BY COMPANY. If at any time prior to May 14, 2000 and prior to the registration of all of the Registrable Shares pursuant to Section 1 hereof, the Company proposes for its own account to register any shares of Common Stock under the Securities Act for public offering and sale, the Company shall give written notice to the Holders who have not sold their Registrable Shares through an earlier registration or whose Registrable Shares are not then registered for resale pursuant to an effective registration statement (the "Remaining Shareholders") of its intention to do so, specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of a Remaining Shareholder delivered to the Company within 15 days after the Company's giving of such notice (which request shall specify the number of Registrable Shares intended to be disposed of by the Remaining Shareholders giving notice, and the proposed manner of sale or transfer thereof), the Company shall effect the registration under the Securities Act of all Registrable Shares which the Company has been so requested to register by the Remaining Shareholders, to the extent requisite to permit the disposition of the Registrable Shares to be registered, PROVIDED that:

               (a) if, at any time after giving such notice of its intention to register any of its Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock, the Company may, at its election, give notice of such determination to the Remaining Shareholders and thereupon shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith);

               (b) if the registration so proposed by the Company shall be an underwritten offering of Common Stock, in whole or in part, the Company may require the Registrable Shares requested for inclusion pursuant to this Section 2 to be included in the underwriting on the same terms and conditions as the securities otherwise being sold by the underwriters and Holders selling Registrable Shares pursuant to such registration will be responsible for payment of their pro rata portion of underwriting discounts and commissions, and PROVIDED, FURTHER, that, in the event the managing underwriter of such underwritten offering shall advise the Company by letter that, in its good faith judgment, the distribution of all or a specified portion of the Registrable Shares which the holders of Registrable Securities have requested the Company to register in accordance with this Section 2 concurrently with Common Stock being distributed by such underwriters would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, then the Company will promptly furnish the Remaining Shareholders with a copy of such letter and may deny, by written notice to the Remaining Shareholder, the registration of all or a specified portion of such Registrable Shares (in case of a denial as to a portion of such Registrable Shares, such portion to be allocated pro rata among all shareholders participating in such registration including the Holders);

               (c) the Company shall not be obligated to effect any registration of Registrable Shares under this Section 2 on a Form S-8 or S-4, or their successors, or any other form of registration statement for a similar

                                                           EXHIBIT A TO WARRANT


limited purpose, filed to register any of its Common Stock in connection with a merger, exchange offer or consolidation with another company, any acquisition, or dividend reinvestment plans or stock option or other employee benefit plans; and

The right in this Section 2, once offered with respect to a particular registration and rejected by a Holder, shall not be reoffered with respect to such registration.

     3. REGISTRATION PROCEDURES. In connection with the registration of the Registrable Shares under Sections 1 and 2, the parties agree as follows:

               (a) the Company shall prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become and remain effective for a period (the "Effectiveness Period") of not less than (i) one year in the case of the registration statement filed pursuant to Section 1 of this Agreement, and (ii) 180 days in the case of a registration statement filed pursuant to Section 2 of this Agreement; or in the case of (i) and (ii), such shorter period which will terminate when (A) all securities covered by such registration statement have been sold (but not before the expiration of the requirements of Section 4(3) of the Securities Act and Rule 174 promulgated thereunder, if applicable) or (B) counsel for the Company has in writing advised the Company and each Holder who continues to own Registrable Shares that such counsel is of the opinion that such Holder has no further obligation to comply with the registration requirements of the Securities Act or to deliver a prospectus meeting the requirements of Section 10(a) of the Securities Act in connection with further sales of Registrable Shares by such Holder; provided however, that if the Company files a registration statement on Form S-3 pursuant to Section 1 of this Agreement, then the Effectiveness Period shall continue until the earlier of the occurrence of the events described in clause (A) above and the occurrence of the events described in clause (B) above.

               (b) the Company shall prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus (including documents incorporated by reference therein) used in connection therewith (the "prospectus," which term shall for all purposes of this Agreement include any amendments or supplements to the prospectus) as may be necessary to keep such registration statement effective for the applicable Effectiveness Period;

               (c) the Company shall furnish to each Holder participating in the registration statement and to the underwriters, if any, of securities being registered such reasonable number of copies of the registration statement, each related amendment and supplement, preliminary prospectus, final prospectus and such other documents as such Holder or underwriter reasonably requests to facilitate the public offering of such Registrable Shares;

               (d) the Company shall use its best efforts to register or qualify the Registrable Shares under the securities or blue sky laws of those jurisdictions within the United States which each Holder (or in an underwritten offer, the managing underwriter) reasonably requests, except that the Company shall not be required to file a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any jurisdiction, and provided that the Company reserves the right, in its sole discretion, not to register or qualify the Registrable Shares in any jurisdiction where the Registrable Shares do not meet such jurisdiction's requirements for registration or qualification;

                                                           EXHIBIT A TO WARRANT




               (e) the Company shall notify promptly each Holder, at any time when the prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and file with the Commission and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of the prospectus, so that, as thereafter delivered to the purchasers of such Registrable Shares, the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

               (f) upon receipt of any notice from the Company of the happening of any event of the type described in Section 3(e) of this Warrant, each Holder shall discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until the receipt by such Holders of copies of the supplemented or amended prospectus contemplated by
Section 3(e);

               (g) the Holders shall furnish the Company in a timely manner with all information required by the applicable rules and regulations of the Commission, including, without limitation, the proposed method of sale or other disposition of the Registrable Shares, the identity of and compensation to be paid to any person to be employed in connection therewith, and all other information as the Company may reasonably require and shall complete and execute all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of any underwriting arrangement;

               (h) all Holders who desire to sell and distribute Registrable Shares over a period of time, or from time to time, at then prevailing market prices, shall execute and deliver to the Company those written undertakings which the Company and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act and the Securities Exchange Act of 1934, as amended;

               (i) to the extent not inconsistent with applicable law, the Holders each agree, for so long as such Holder's Registrable Shares constitute more than one percent (1%) of the outstanding Common Stock of the Company (on a fully diluted basis) in the aggregate, not to effect any public sale or distribution of the Registrable Shares during the 15 days prior to, and during the 90-day period beginning on, the effective date of any registration statement in respect of an underwritten offering of securities of the Company (except as part of such registration, if permitted), if and to the extent notified in writing by the underwriters with respect to the filing of such registration statement;

               (j) the Company will furnish to counsel selected by the Holders (but not more than one counsel) copies of all documents proposed to be filed in connection with the preparation and filing of the registration statement and any amendments or supplements thereto, which documents will be subject to the review and reasonable approval of such counsel with respect to any information contained therein concerning such Holders;

               (k) the Company will pay all expenses of the registration, including, without limitation, legal and accounting fees and disbursements, blue sky fees and expenses, printing costs and related expenses arising out of the preparation, filing, amending and supplementing of the registration statement and any prospectus a part thereof, other than fees and disbursements of counsel, accountants and other advisors of the Holders, underwriting

                                                           EXHIBIT A TO WARRANT


commissions and discounts, brokerage commissions, agents' fees and transfer taxes relating to the offer and sale of the Registrable Shares.

     4.        INDEMNIFICATION.

               (a) The Company shall, to the extent permitted by law, indemnify and hold harmless each Holder who is the seller of Registrable Shares, officers, directors, employees and affiliates of such Holder, each other person, if any, who participates as an underwriter, broker or dealer in the offering or sale of the Registrable Shares and each other person, if any, who controls such Holder (within the meaning of the Securities Act), from and against any losses, claims, demands, damages or liabilities, joint or several, to which such indemnified person may become subject under the Securities Act or otherwise, insofar as the losses, claims, demands, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the registration statement, the prospectus contained therein, any amendment or supplement thereto, or any document (or part thereof) incorporated by reference therein, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will reimburse each indemnified person for all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, demand, damage, liability, action or proceeding; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that the loss, claim, demand, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in the registration statement, the prospectus, or an amendment or supplement in reliance upon and in conformity with information furnished or omitted to be furnished to the Company by the indemnified person in writing specifically for use in the preparation thereof.

               (b) each Holder included in a registration statement pursuant to the provisions of this Warrant will, to the extent permitted by law, indemnify and hold harmless the Company, its directors, officers, employees, affiliates and each other person, if any, who controls the Company (within the meaning of the Securities Act) and any underwriter, from and against any losses, claims, demands, damages or liabilities, joint or several, to which such indemnified person may become subject under the Securities Act or otherwise, insofar as the losses, claims, demands, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the registration statement, the prospectus or any amendment or supplement thereto, or any document (or part thereof) incorporated by reference therein, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; which untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated therein in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use in preparation thereof, and will reimburse each indemnified person for all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, demand, damage, liability, action or proceeding.

               (c) Promptly after receipt by an indemnified party of a demand or notice of the commencement of any action or proceeding involving losses, claims, demands, damages or liabilities referred to in this Section 4 (each, an "Indemnified Claim"), the indemnified party will, if a claim for indemnification is to be made against

                                                           EXHIBIT A TO WARRANT


an indemnifying party, give written notice to the latter of the Indemnified Claim, PROVIDED THAT the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 4, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. Unless, in the reasonable judgment of the indemnified party, a conflict of interest may exist between the indemnified party and the indemnifying party with respect to the Indemnified Claim, each indemnified party agrees to permit the indemnifying party to assume the defense of the Indemnified Claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of an Indemnified Claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified party with respect to the Indemnified Claim.

               (d) If the indemnification provided for in Section 4 of this Agreement from the indemnifying party is unavailable to an indemnified party in respect of any losses, claims, demands, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, demands, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such indemnifying party and indemnified parties in connection with the actions which resulted in the losses, claims, demands, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by the indemnifying party or indemnified parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by an indemnified party as a result of the losses, claims, demands, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 4, all legal or other fees or expenses reasonably incurred by such indemnified party in connection with any investigation or action or proceeding relating thereto. The parties agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     5. CERTAIN DEFINITIONS. The term "Registrable Shares" shall mean all of the shares of the Company's Common Stock issuable upon exercise of the Warrant of which this Exhibit A is a part and each other warrant of even date herewith issued by the Company in connection with the consummation of the transactions contemplated by that certain Asset Purchase Agreement dated as of April 17, 1996, by and between the Company and Fragrance Marketing Group, Inc., and shall include securities issued to holders of Common Stock in exchange or substitution for such shares of Common Stock or in connection with a stock split, reclassification, stock dividend or other distribution, or in a merger of consolidation involving the Company or a sale of substantially all of the Company's assets; PROVIDED, HOWEVER, that Registrable Shares shall exclude any shares of Common Stock acquired by the holder thereof in connection with an offering registered under the Securities Act or pursuant to a sale or sales made in accordance with Rule 144 (or any successor rule or regulation or statute in substitution therefor) or which are eligible for sale in accordance with Rule 144(k) (or any successor rule or regulation or statute in substitution therefor). The term "Holder" shall mean the holder of the Warrant of which this Exhibit A is a part or of the shares of Common Stock issued upon exercise thereof, and each such "Holder" shall be

                                                          EXHIBIT A TO WARRANT

deemed to hold that number of Registrable Shares issuable to such Holder upon exercise of the Warrant of which this Exhibit A is a part.

                                                                  DEBENTURE II

THIS JUNIOR SUBORDINATED DEBENTURE IS SUBJECT TO A SUBORDINATION AGREEMENT, DATED AS OF MAY 10, 1996 BY AND AMONG FRENCH FRAGRANCES, INC., GENERAL PERFUMES & COSMETICS, INC., HAMILTON BANK, FLEET NATIONAL BANK, AS AGENT, FLEET NATIONAL BANK, AS LENDER AND BANK OF AMERICA ILLINOIS, AS LENDER.

THIS JUNIOR SUBORDINATED DEBENTURE IS SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG BEDFORD CAPITAL CORPORATION, NATIONAL TRADING MANUFACTURING, INC., FRED BERENS, FRENCH FRAGRANCES, INC., GENERAL PERFUMES & COSMETICS, INC. AND HAMILTON BANK, TO WHICH REFERENCE IS MADE FOR A FULLER STATEMENT THEREOF.

THIS JUNIOR SUBORDINATED DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE NEGOTIATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND EXCEPT IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

                   8.5% JUNIOR SUBORDINATED DEBENTURE DUE 2004


$7,000,000.00                                                   May 10, 1996

     French Fragrances, Inc., a Florida corporation (the "Company"), for value received, hereby promises to pay to Fragrance Marketing Group, Inc., a Florida corporation (the "Holder"), the principal amount of Seven Million and No/100 Dollars (US$7,000,000.00) on May 14, 2004, or on such earlier date on which such amount is required to be paid as set forth herein, with interest on the unpaid balance of such principal amount at the rate of eight and one-half of one percent (8.5%) per annum from May 14, 1996, payable on August 14, November 14, February 14 and May 14 of each year, commencing August 14, 1996, or on any accelerated maturity date hereof, until the principal hereof shall have been paid. Interest on this Debenture shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     The principal of this Debenture shall be due and payable in three (3) installments of principal, on the following respective dates and in the following respective amounts:

                           PAYMENT DATE           AMOUNT
                           ------------           ------
                           May 14, 2002         $2,333,333.33
                           May 14, 2003         $2,333,333.33
                           May 14, 2004         $2,333,333.34

                                    Total       $7,000,000.00
                                                =============

         The Company may prepay this Debenture in whole or in part at any time and from time to time without premium or penalty. This Debenture is not negotiable, and is transferable only on the books of the Company by the registered Holder hereof or his duly authorized agent or attorney.

         All sums payable under this Debenture shall be made without setoff, deduction or counterclaim.

                                   ARTICLE ONE

                                  SUBORDINATION

Section 1.1       SUBORDINATION TO OTHER INDEBTEDNESS OF THE COMPANY.

         The payment of the principal of, and interest on, this Debenture is subordinated, to the extent and in the manner provided in this Debenture, to the prior payment in full of all Senior Indebtedness. The payment of the principal of, and interest on, this Debenture is PARI PASSU to the Company's 8.5% Junior Subordinated Debenture, Due 2001, dated of even date herewith, made by the Company payable to the order of the Holder in the original principal amount of $4,000,000.00, and Company's 8.5% Junior Subordinated Debenture, Due 2004, dated of even date herewith, made by the Company payable to the order of the Holder in the original principal amount of $100,034.00 (collectively, the "Parity Debentures").

         "SENIOR INDEBTEDNESS" means (a) any indebtedness of the Company for money borrowed, whether outstanding on the date of execution of this Debenture or thereafter created, assumed, or incurred (except the obligations evidenced by the Parity Debentures), and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include any and all obligations and indebtedness of the Company under:

         (i) any bank credit agreement whether outstanding at the date of original execution of this Debenture or thereafter incurred, created or assumed,

         (ii) the Lease between National Trading Manufacturing, Inc., and the Company dated July 2, 1992,

         (iii) the Company's 12.5% Secured Subordinated Debentures, Series I and Series II,

         (iv) the Company's 8.0% Secured Subordinated Debentures due 2005, Series I,

         (v) the Company's 8.0% Secured Subordinated Debentures due 2005, Series II, and

         (vi) the Company's Promissory Note, dated March 20, 1996, made by the Company payable to the order of Halston Borghese, Inc. in the original principal amount of $2,000,000.00.

         This Article One shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders or each of them may enforce such provisions.

Section 1.2 COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO THIS DEBENTURE IN CERTAIN CIRCUMSTANCES.

         (a) Upon the maturity of the principal of the Senior Indebtedness, or any portion thereof, by acceleration or otherwise, all principal thereof and interest thereon shall first be paid in full, or such payment duly provided for in cash in a manner satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal or interest on this Debenture or to acquire this Debenture.

         (b) Upon the occurrence of an event of default (or if an event of default would result upon any payment with respect to this Debenture) with respect to any portion of the Senior Indebtedness, as such event of default is defined in the instrument under which any such Senior Indebtedness is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than a default in payment of any principal or interest due on such Senior Indebtedness, upon written notice thereof given to the Company by the holders of such Senior Indebtedness or their representative, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal or interest on this Debenture or to acquire this Debenture.

         (c) If, notwithstanding the provisions of this Section 1.2, the Company shall make any payment to the Holder on account of the principal or interest on this Debenture after the occurrence of a default in payment of any principal or interest due on any Senior Indebtedness or after receipt by the Company of written notice as provided in this Section 1.2 of an event of default with respect to any Senior Indebtedness, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payment shall be held by the Holder in trust for the benefit of, and shall be paid over and delivered to, the holders of the Senior Indebtedness or their representative for application to the payment of the Senior Indebtedness remaining unpaid to the extent necessary to pay the Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to the holders of the Senior Indebtedness. The Company shall give prompt written notice to the Holder as soon as it receives written notice of any default under any of the Senior Indebtedness.

Section 1.3 THIS DEBENTURE SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY.

         Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company:

         (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of all principal and interest due thereunder before the Holder is entitled to receive any payment of principal or interest on this Debenture;

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled but for the provisions of this Article One, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness; and

         (c) if, notwithstanding the foregoing provisions of this Section 1.3, the Holder shall receive any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, on account of principal or interest on this Debenture before all Senior Indebtedness is paid in full, or effective provision made for its payment, then such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

         The Company shall give prompt written notice to the Holder of any dissolution, winding up, liquidation or reorganization of the Company.

Section 1.4 THE HOLDER TO BE SUBROGATED TO RIGHTS OF HOLDERS OF THE SENIOR INDEBTEDNESS.

         Subject to the payment in full of the Senior Indebtedness, the Holder shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Debenture shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the

Company or by or on behalf of the Holder by virtue of this Article One which otherwise would have been made to the Holder shall, as between the Company and the Holder, be deemed to be payment by the Company to or on account of the Debenture, it being understood that the provisions of this Article One are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.5       OBLIGATION OF THE COMPANY UNCONDITIONAL.

         Nothing contained in this Article One or elsewhere in this Debenture is intended to or shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal and interest on this Debenture as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this Article One of the holders of the Senior Indebtedness in respect of property, cash or securities of the Company received upon the exercise of any such remedy.

Section 1.6 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF THE SENIOR INDEBTEDNESS.

         No right of any present or future holders of any of the Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Debenture regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Section 1.7       ARTICLE ONE NOT TO PREVENT EVENTS OF DEFAULT.

         The failure to make a payment on account of principal or interest by reason of any provision of this Article One shall not be construed as preventing the occurrence of an Event of Default under Section 2.1.

                                   ARTICLE TWO

                               DEFAULT AND REMEDY

Section 2.1       EVENTS OR DEFAULT.

         An "Event of Default" shall be deemed to have occurred if:

         (1) the Company fails to pay any interest on this Debenture when the same becomes due and payable and such failure continues for a period of 120 days;

         (2) the Company fails to pay any installment of principal of this Debenture when the same becomes due and payable, whether at maturity or otherwise;

         (3) the Company fails to observe or perform any of its covenants and agreements under this Debenture other than as set forth in clauses (1) and (2) above, and such failure continues for a period of 30 days;

         (4) there occurs an event of default under any Senior Indebtedness or under the terms of either of the Parity Debentures of the Company;

         (5) the Company shall (a) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee, or commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or any such petition or application shall have been filed, or (b) any such proceeding shall have been commenced against the Company in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more;

         (6) the Company shall generally not pay its debts as such debts become due or admit in writing its inability to pay its debts as they become due; or

         (7) any substantial property of the Company is taken possession of or seized at the instance of any governmental authority.

Section 2.2       ACCELERATION.

         If an Event of Default under Section 2.1 occurs, the entire outstanding principal balance of, and all accrued and unpaid interest on, this Debenture shall immediately become due and payable.


Section 2.3       NOTICE.

         The Company shall promptly give notice to the Holder of the occurrence of an Event of Default.

                                  ARTICLE THREE

                                  MISCELLANEOUS

Section 3.1       LIMITATION ON OBLIGATION OF COMPANY.

         Anything herein to the contrary notwithstanding, the obligations of the Company under this Debenture shall be subject to the limitation that payments of interest to the Holder shall not be required to the extent that receipt of any such payment by such Holder would be contrary to provisions of law applicable to such Holder (if any) which limit the maximum rate of interest which may be charged or collected by such Holder. In the event that the Company makes any payment of interest, fees, or other charges, however denominated, which payment results in interest paid by the Company exceeding the maximum rate of interest permitted by applicable law, any excess over such maximum shall be applied in reduction of the principal balance owed to the Holder as of the date of such payment, or if such excess exceeds the amount of principal owed to the Holder as of the date of such payment, the difference shall be paid by the Holder to the Company.

Section 3.2       COST OF ENFORCEMENT.

         The Company shall pay all costs incurred by any holder of this Debenture, including reasonable attorney's fees (including those for appellate proceedings), in connection with the collection or attempted collection or enforcement of this Debenture, whether or not legal proceedings may have been instituted.

Section 3.3       WAIVER BY COMPANY.

         The Company waives presentment for payment, demand, protest, notice of dishonor, notice of acceleration of maturity, and all defenses on the ground of extension of time for payment hereof, and agrees to continue and remain bound for the payment of principal, interest, and all other sums payable hereunder, notwithstanding any change or changes by way of release, surrender, exchange, or substitution of any security for this Debenture or by way of any extension or extensions of time for payment of principal and interest; and the Company waives all and every kind of notice of such change or changes and agrees that the same may be made without notice to or consent of the Company.

Section 3.4       NO WAIVER BY HOLDER.

         No course of dealing between the Company and the Holder and no delay or omission on the part of such Holder in exercising any rights under this Debenture shall operate as a waiver of the rights of the Holder. No failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Debenture or to exercise any right or remedy thereunder shall constitute a waiver by the Holder of any such covenant, term, condition or other provision or of any default or Event of Default in connection therewith. The waiver of any covenant, term, condition or other provision hereof or default or Event of Default hereunder on one occasion shall not be construed as a bar to or a waiver of any right or remedy on any future occasion and shall not affect or alter this Debenture except to the extent specifically provided in the instruments setting forth such waiver, and every covenant, term, condition and other provision of this Debenture shall, in such event, continue in full force and effect.

Section 3.5       CUMULATIVE REMEDIES.

         The rights and remedies of the Holder as provided herein shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

Section 3.6       GOVERNING LAW.

         This Debenture shall be governed by the laws of the State of Florida, without regard to its conflict of law doctrine.

                                    FRENCH FRAGRANCES, INC., a
                                    Florida corporation


                                    By:
                                       ------------------------------------
                                       Rafael Kravec
                                       President

STATE of                       )
                               )
COUNTY of                      )

     The foregoing instrument was acknowledged before me this _______ day of ________, 1996 by _______________, the _______________________ of FRENCH
FRAGRANCES, INC., a Florida corporation, on behalf of the corporation. He/she is personally known to me or has produced __________________ as identification.



                                  --------------------------------------------
                                  Notary Public

My Commission Expires:

                                                    ASSIGNMENT

                  Pay to the order of Rene Garcia and Jose Miguel Narona, without recourse, representation or warranty. The parties acknowledge that this assignment has been executed p ior to the execution and delivery of the foregoing Debenture and, accordingly, such assignment shall be effective upon, and only upon, the execution and delivery of such Debenture by French Fragrances, Inc.

         Dated:  April             , 1996      FRAGRANCE MARKETING GROUP, INC.,
                      ------------             a Florida corporation

                                               By:
                                                  ----------------------------
                                                  Its:

                                                    ASSIGNMENT

                  Pay to the order of General Perfumes & Cosmetics, Inc., a Florida corporation, without recourse, representation or warranty. The parties acknowledge that this assignment has been executed prior to the execution and delivery of the foregoing Debenture and, accordingly, such assignment shall be effective upon, and only upon, the execution and delivery of such Debenture by French Fragrances, Inc.

         Dated:            April             , 1996

                                   --------------------------------
                                   Rene Garcia


                                   ---------------------------------
                                   Jose Miguel Narona